Exhibit 99.1

PRESS RELEASE
Dick’s Sporting Goods Reports First Quarter Results
PITTSBURGH, Pa., May 22, 2008 — Dick’s Sporting Goods, Inc. (NYSE: DKS) today reported sales and earnings results for the first quarter ended May 3, 2008. The results include the operating results of Golf Galaxy and Chick’s Sporting Goods from their respective acquisition dates of February 13, 2007 and November 30, 2007.
First Quarter Results
Net income decreased 4% to $20.8 million and earnings per diluted share decreased 5% to $0.18, compared to prior year net income of $21.7 million, or $0.19 per diluted share. First quarter 2008 results include a pretax gain on sale of a corporate aircraft totaling $2.4 million, or $0.01 per diluted share. Earnings guidance provided on March 11, 2008 was for earnings per diluted share of $0.16 — 0.19.
Net sales for the quarter increased 11% to $912.1 million primarily due to new store sales, partially offset by a comparable store sales decrease of 3.8% for Dick’s Sporting Goods stores, compared to the first quarter of 2007. Comparable store sales for Golf Galaxy on a pro-forma basis decreased 7.4%.
“Throughout this difficult environment, we will continue to focus on the core athlete and outdoor enthusiast, while managing our business with our consistent focus on financial discipline and operational execution,” said Edward W. Stack, Chairman, CEO and President.
New Stores
In the first quarter, the Company opened eight Dick’s Sporting Goods stores and four Golf Galaxy stores. The stores that opened in the first quarter are listed in a table later in the release under the heading “Store Count and Square Footage.”
2008 Outlook
The Company’s current outlook for 2008 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act as described later in this release. Although the Company believes that comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.
“In 2008 we are continuing to grow our business and build our brand. However, we are being cautious about our outlook for the remainder of the year, due to the overall uncertainty of the current economic environment,” said Mr. Stack. “We will constantly monitor business trends and are positioned to take appropriate actions should the economic environment change.”
•	Full Year 2008
•	Based on an estimated 118.3 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.22 — 1.36, as compared to earnings per diluted share for the full year 2007 of $1.33.

•	Comparable store sales, which include Dick’s Sporting Goods stores only, are expected to decrease approximately 3 — 5%. The comparable store sales calculation excludes the Golf Galaxy and Chick’s Sporting Goods stores.

•	The Company expects to open approximately 44 new Dick’s Sporting Goods stores, ten new Golf Galaxy stores and relocate one Dick’s store in 2008.
•	Second Quarter 2008
•	Based on an estimated 117.5 million diluted shares outstanding, the Company anticipates reporting consolidated earnings per diluted share of approximately $0.34 — 0.38, as compared to earnings per diluted share for the second quarter 2007 of $0.41.

•	Comparable store sales, which include Dick’s and Golf Galaxy stores, are expected to decrease approximately 4 — 7%. The comparable store sales calculation excludes the Chick’s Sporting Goods stores.

•	The Company expects to open approximately ten new Dick’s stores and one new Golf Galaxy store in the second quarter.
Conference Call Info
The Company will be hosting a conference call today at 10:00 am eastern time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s web site located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software.
For those who cannot listen to the live broadcast, the webcast will be archived on the Company’s web site for approximately 30 days. In addition, a dial-in replay will be available shortly after the call. To listen, investors should dial (888) 286-8010 (domestic callers) or (617) 801-6888 (international callers) and enter confirmation code 17110385. The dial-in replay will be available for 30 days following the live call.
Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” “predict,” and “continue” or similar words. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks and uncertainties include, without limitation, changes in economic and market conditions that affect consumer spending, changes in consumer demand, competitive pressures, currency exchange rate fluctuations, weather conditions, litigation and our ability to manage our operations and growth. Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended February 2, 2008 as filed with the Securities and Exchange Commission on March 27, 2008, and other reports filed with the Securities and Exchange Commission. The Company disclaims any obligation and does not intend to update any forward-looking statements except as may be required by the securities laws.
The prior period EPS numbers presented in this press release have been adjusted to give effect to the two-for-one stock split, in the form of a stock dividend, which became effective on October 19, 2007 to our stockholders of record on September 28, 2007.

About Dick’s Sporting Goods, Inc.
Dick’s Sporting Goods, Inc. is an authentic full-line sporting goods retailer offering a broad assortment of brand name sporting goods equipment, apparel, and footwear in a specialty store environment. As of May 3, 2008, the Company operated 348 Dick’s Sporting Goods stores in 38 states primarily throughout the eastern half of the U.S. The Company also owns Golf Galaxy, Inc., a multi-channel golf specialty retailer, with 83 stores in 30 states, ecommerce websites and catalog operations and Chick’s Sporting Goods, Inc., which operates 15 specialty sporting goods stores in Southern California.
Dick’s Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the bottom of the home page).
Contact:
Timothy E. Kullman, EVP — Finance, Administration & Chief Financial Officer or
Anne-Marie Megela, Director, Investor Relations
724-273-3400
investors@dcsg.com

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME — UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	May 3,	% of	May 5,	% of
	2008	Sales	2007	Sales (1)

Net sales	$912,112	100.00%	$823,553	100.00%
Cost of goods sold, including occupancy and distribution costs	653,006	71.59	579,134	70.32

GROSS PROFIT	259,106	28.41	244,419	29.68

Selling, general and administrative expenses	219,964	24.12	198,007	24.04
Pre-opening expenses	4,924	0.54	7,121	0.86

INCOME FROM OPERATIONS	34,218	3.75	39,291	4.77

Gain on sale of asset	(2,356)	(0.26)	—	—
Interest expense, net	1,658	0.18	3,207	0.39

INCOME BEFORE INCOME TAXES	34,916	3.83	36,084	4.38

Provision for income taxes	14,141	1.55	14,383	1.75

NET INCOME	$20,775	2.28%	$21,701	2.64%

EARNINGS PER COMMON SHARE:
Basic	$0.19		$0.20
Diluted	$0.18		$0.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	111,216		107,098
Diluted	117,295		114,442

(1)	Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	May 3,	May 5,	February 2,
	2008	2007	2008
	(unaudited)	(unaudited)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,997	$41,424	$50,307
Accounts receivable, net	75,780	61,474	62,035
Income taxes receivable	—	11,674	—
Inventories, net	970,543	818,432	887,364
Prepaid expenses and other current assets	53,227	40,771	50,274
Deferred income taxes	20,131	1,294	19,714

Total current assets	1,166,678	975,069	1,069,694

Property and equipment, net	547,024	489,726	531,779
Construction in progress — leased facilities	31,149	14,930	23,744
Intangible assets, net	97,837	9,323	80,038
Goodwill	304,386	320,045	304,366
Other assets	43,487	53,943	26,014

TOTAL ASSETS	$2,190,561	$1,863,036	$2,035,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$401,962	$386,444	$365,750
Accrued expenses	231,510	180,736	228,816
Deferred revenue and other liabilities	86,797	74,420	104,549
Income taxes payable	13,442	—	62,583
Current portion of other long-term debt and capital leases	251	152	250

Total current liabilities	733,962	641,752	761,948

LONG-TERM LIABILITIES:
Senior convertible notes	172,500	172,500	172,500
Revolving credit borrowings	121,485	158,557	—
Other long-term debt and capital leases	8,622	8,362	8,685
Non-cash obligations for construction in progress — leased facilities	31,149	14,930	23,744
Deferred revenue and other liabilities	204,553	181,404	180,238

Total long-term liabilities	538,309	535,753	385,167

COMMITMENTS AND CONTINGENCIES STOCKHOLDERS’ EQUITY:
Common stock	851	814	848
Class B common stock	262	266	263
Additional paid-in capital	425,957	346,266	416,423
Retained earnings	489,749	335,639	468,974
Accumulated other comprehensive income	1,471	2,546	2,012

Total stockholders’ equity	918,290	685,531	888,520

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,190,561	$1,863,036	$2,035,635

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(Dollars in thousands)

	13 Weeks Ended
	May 3,	May 5,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$20,775	$21,701
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	20,400	16,402
Deferred income taxes	(10,950)	(4,696)
Stock-based compensation	5,370	6,902
Excess tax benefit from stock-based compensation	(848)	(8,957)
Tax benefit from exercise of stock options	159	2,484
Tax benefit from convertible bond hedge	744	680
Gain on sale of asset	(2,356)	—
Changes in assets and liabilities:
Accounts receivable	7,922	(2,496)
Inventories	(83,179)	(105,995)
Prepaid expenses and other assets	(16,371)	(777)
Accounts payable	38,456	71,021
Accrued expenses	(20,147)	(17,039)
Income taxes receivable / payable	(48,292)	12,426
Deferred construction allowances	7,324	9,136
Deferred revenue and other liabilities	(5,127)	(7,805)

Net cash used in operating activities	(86,120)	(7,013)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(49,393)	(45,410)
Purchase of corporate aircraft	(25,107)	—
Proceeds from sale of corporate aircraft	27,463	—
Proceeds from sale-leaseback transactions	—	165
Payment for purchase of Golf Galaxy, net of $4,859 cash acquired	—	(221,449)

Net cash used in investing activities	(47,037)	(266,694)

CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings, net	121,485	158,557
Payments on other long-term debt and capital leases	(59)	(57)
Construction allowance receipts	7,454	—
Proceeds from exercise of stock options	2,456	17,396
Excess tax benefit from stock-based compensation	848	8,957
Decrease in bank overdraft	(2,244)	(5,701)

Net cash provided by financing activities	129,940	179,152

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(93)	37

NET DECREASE IN CASH AND CASH EQUIVALENTS	(3,310)	(94,518)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	50,307	135,942

CASH AND CASH EQUIVALENTS, END OF PERIOD	$46,997	$41,424

Supplemental disclosure of cash flow information:
Construction in progress — leased facilities	$7,405	$1,843
Accrued property and equipment	$16,948	$(7,647)
Cash paid for interest	$2,841	$3,340
Cash paid for income taxes	$72,537	$3,318
Stock options issued for acquisition (net of tax benefit upon exercise)	$7,266	$7,630

Store Count and Square Footage
The stores that opened during the first quarter of 2008 are as follows:

DICK’S		GOLF GALAXY
Store	Market	Store	Market
Tempe, AZ	Phoenix	Towson, MD	Baltimore
Huber Heights, OH	Dayton	Pembroke Pines, FL	Miami
Portland, OR	Portland	Fairview Heights, IL	St. Louis
Williamsburg, VA	Virginia Beach	Montgomeryville, PA	Philadelphia
Ocala, FL	Ocala
Montgomery, AL	Montgomery
Tupelo, MS	Tupelo
Noblesville, IN	Indianapolis
The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

	Fiscal 2008				Fiscal 2007
	Dick’s Sporting		Chick’s Sporting		Dick’s Sporting
	Goods	Golf Galaxy	Goods	Total	Goods	Golf Galaxy	Total
Beginning stores	340	79	15	434	294	65	359
Q1 New	8	4	—	12	15	10	25

Ending stores	348	83	15	446	309	75	384

Relocated stores	—	—	—	—	—	—	—

Square Footage:
(in millions)

	Dick’s Sporting		Chick’s Sporting
	Goods	Golf Galaxy	Goods	Total
Q1 2007	17.4	1.1	—	18.5
Q2 2007	17.8	1.1	—	18.9
Q3 2007	19.0	1.2	—	20.2
Q4 2007	19.0	1.3	0.8	21.1

Q1 2008	19.5	1.3	0.8	21.6

Non-GAAP Financial Measures
In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for the gain on sale of asset, pro-forma comparable store sales, earnings before interest, taxes and depreciation (“EBITDA”) as well as a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. The following measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core, operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/ (click on the Investor Relations link at the top of the home page). The Company’s website is not part of this press release.
Pro-forma Net Income and Proforma Earnings Per Share Reconciliation
(in thousands, except per share data):

	13 Weeks Ended
	May 3, 2008
		Per
	Amounts	Share
Net income and earnings per diluted share (GAAP)	$20,775	$0.18
Less: Gain on sale of asset, after tax	(1,402)	(0.01)

Pro-forma net income and earnings per share	$19,373	$0.17

Pro-forma Comparable Store Sales
The following pro-forma comparable store sales present information as if Golf Galaxy had been acquired at the beginning of the periods presented. The sales have been adjusted to conform to the Company’s reporting calendar and method of reporting comparable sales. Golf Galaxy will be included in the quarterly comparable store base beginning in Q2 2008, which will be the first full quarter following the anniversary of the date of acquisition.

	Dick's Sporting
	Goods	Golf Galaxy	Consolidated
13 weeks ended May 5, 2007	2.0%	5.5%	2.3%
13 weeks ended May 5, 2007 shifted (1)	0.1%	0.8%	0.1%
13 weeks ended May 3, 2008	-3.8%	-7.4%	-4.1%

(1)	Adjusted for the shifted retail calender

EBITDA
EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity. EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies. EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations, and capital investments.

	13 Weeks Ended
	May 3,	May 5,
EBITDA	2008	2007
	(dollars in thousands)
Net income	$20,775	$21,701
Provision for income taxes	14,141	14,383
Interest expense, net	1,658	3,207
Depreciation and amortization	20,400	16,402
Less: Gain on sale of asset	2,356	—

EBITDA	$54,618	$55,693

% decrease in EBITDA	-2%
Reconciliation of Gross Capital Expenditures to Capital Expenditures
The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	May 3,	May 5,
	2008	2007
	(dollars in thousands)
Gross capital expenditures	$(49,393)	$(45,410)
Proceeds from sale-leaseback transactions	—	165
Changes in deferred construction allowances	7,324	9,136
Construction allowance receipts	7,454	—

Net capital expenditures	$(34,615)	$(36,109)